UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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     ☐ Preliminary Proxy Statement
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     ☐ Definitive Proxy Statement
     ☒ Definitive Additional Materials
     ☐ Soliciting Material Pursuant to ss.240.14a-12
SFN GROUP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE
     SFN Group, Inc. (the “Company”) is filing the following information as additional soliciting material related to the solicitation of proxies for its 2010 Annual Meeting of Stockholders.
SUPPLEMENT TO THE
PROXY STATEMENT DATED APRIL 8, 2010
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 18, 2010
     On April 8, 2010, SFN Group, Inc. (the “Company”) made available to its stockholders proxy materials describing the matters to be presented at the Company’s annual meeting to be held on Tuesday, May 18, 2010 at 9:00 a.m., Eastern Daylight Time, at the Company’s corporate headquarters, 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309 (the “Proxy Statement”). This supplement (“Supplement”) amends that Proxy Statement and should be read in conjunction with it. This Supplement is first being made available to stockholders on or about May 11, 2010. All capitalized terms used but not defined in this Supplement have the meanings ascribed to them in the Proxy Statement.
Item 3 — Approval of the Amendment to the Rights Agreement
     As presented in the Proxy Statement, the Company proposed the approval of Amendment No. 7 (the “Amendment”) to that certain Rights Agreement, dated March 17, 1994, as amended, between the Company and Boatmen’s Trust Company (the “Rights Agreement”). The Amendment is intended to help preserve, under Section 382 of the Internal Revenue Code of 1986, as amended, the value of the net operating loss benefits and other deferred tax assets of the Company.
     On May 10, 2010, the Company entered into a further amendment to the Rights Agreement (the “Eighth Amendment”) with The Bank of New York Mellon, as Rights Agent. The Eighth Amendment reduces the maximum term of the Amendment to three years from the date of adoption by the Board of Directors.
     Under the terms of the Amendment (prior to the Eighth Amendment), such amendment had a maximum term expiring on April 1, 2014. Under the terms of the Eight Amendment, the Amendment will expire on the earliest of (i) the date the Rights (as defined in the Rights Agreement) are redeemed, (ii) September 9, 2012, (iii) the date the Board of Directors determines the Rights Agreement is no longer needed to preserve the deferred tax assets due to the implementation of legislative changes, (iv) the date the Board of Directors determines, at the beginning of a specified period, that no tax benefits may be carried forward, or (v) the Company’s failure to obtain stockholder approval of the Amendment, as amended by the Eighth Amendment. Notwithstanding the prior sentence, certain terms and provision of the Amendment that affect the rights, duties, obligations or immunities of the Rights Agent, not impacting the net operating loss preservation provisions of the Amendment, shall remain in full force and effect in the event the Amendment terminates before the Expiration Date or the Final Expiration Date pursuant to clause (ii), (iii), (iv), or (v).
     The Company intends to present the Amendment to the Rights Agreement to stockholders for their approval at the Annual Meeting. All references to the Amendment contained in the Proxy Statement and proxy card shall be deemed to refer to the Amendment, as further amended by the Eighth Amendment. The Eighth Amendment is attached as Annex A to this Supplement. We urge you to read carefully the full text of the amendment in its entirety.
     In connection with the recommendation that stockholders vote to approve the Amendment, the TIDE (Three-year Independent Director Evaluation) Committee also recommended, and the Board of Directors determined, that it will submit the entire Rights Agreement for stockholder approval at the next annual meeting following the TIDE Committee’s next review of the Rights Agreement in 2012, if at such time the Board of Directors, upon recommendation of the TIDE Committee, determines it is appropriate to continue any provision of the Rights Agreement. If at such time the Rights Agreement is submitted for stockholder approval and approval is not obtained, then the Board of Directors will immediately terminate the Rights Agreement.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
AMENDMENT TO THE RIGHTS AGREEMENT.

Voting of Proxies
     If you have already voted your shares and do not wish to change your vote, no further action is required. All validly executed proxy cards or votes cast via the telephone or the internet at any time (either prior to or after the date hereof) indicating a vote for or against approval of the Amendment to the Rights Agreement will be deemed to constitute a vote for or against approval of the Amendment to the Rights Agreement, in each case as further amended and described in this Supplement.
     If you have already voted your shares and you wish to change your vote on any matter, you may do so before the Annual Meeting, by (1) sending a written notice to the Company’s Corporate Secretary stating that you would like to revoke your proxy and completing and submitting a new proxy card to us, (2) casting a new vote by phone or internet, or (3) attending the meeting and voting in person. For those “street name” stockholders who wish to vote in person at the Annual Meeting, you will need to obtain a proxy form from the institution that holds your shares. For those “street name” stockholders who wish to vote by phone or internet, please check your voting instruction card or contact your broker or nominee to determine whether you will be able to vote by phone or internet. For 401(k) shares, you may revoke previously given voting instructions on or before May 14, 2010 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 18, 2010
     As permitted by the “notice and access” rules adopted by the SEC, we made our proxy statement and our 2009 Annual Report to Stockholders (which includes our Annual Report on Form 10-K), and will make this Supplement, available electronically via the Internet. On or about April 8, 2010, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing the instructions on how to access the proxy statement and our annual report and how to vote. The Company’s Proxy Statement, 2009 Annual Report to Shareholders and this Supplement are available at www.proxyvote.com. Please have the 12-digit control number on the Notice of Internet Availability of Proxy Materials available to access these documents.

BY ORDER OF THE BOARD OF DIRECTORS,

Secretary
Thad S. Florence

Fort Lauderdale, Florida
May 11, 2010

Annex A
AMENDMENT NO. 8 TO RIGHTS AGREEMENT
THIS AMENDMENT NO. 8 (“Amendment 8”) is entered into as of the 10th day of May, 2010 by and among SFN GROUP, INC., a Delaware corporation (formerly known as Interim Services Inc. and Spherion Corporation) (the “COMPANY”), and THE BANK OF NEW YORK MELLON, a New York banking corporation (“BONY”), and amends that certain Rights Agreement, dated March 17, 1994, as amended, entered into by the Company and Boatmen’s Trust Company (the “RIGHTS AGREEMENT”).
RECITALS
     A. Pursuant to the Rights Agreement dated March 17, 1994, the Company appointed Boatmen’s Trust Company (“Boatmen’s”) as the initial Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions of the Rights Agreement.
     B. The Company, Boatmen’s and ChaseMellon Shareholder Services, L.L.C., a New York limited liability company (“CHASE”), entered into that certain Amendment No. 1 to Rights Agreement dated June 26, 1996 whereby the Company removed Boatmen’s as Rights Agent and appointed CHASE as Successor Rights Agent in accordance with the terms and conditions of the Rights Agreement.
     C. The Company and CHASE entered into that certain Amendment No. 2 to Rights Agreement dated February 25, 1997, whereby certain additional provisions of the Rights Agreement were amended.
     D. The Company and CHASE entered into that certain Amendment No. 3 to Rights Agreement dated January 20, 1998, whereby the Company increased the Purchase Price as established in the Rights Agreement.
     E. The Company and CHASE entered into that certain Amendment No. 4 to Rights Agreement dated November 21, 2000, whereby the Company removed CHASE as Rights Agent and appointed BONY Successor Rights Agent in accordance with the terms and conditions of the Rights Agreement.
     F. The Company and BONY entered into that certain Amendment No. 5 to Rights Agreement dated March 23, 2001, whereby the Rights Agreement was amended to reflect the change in the Company’s name from Interim Services Inc. to Spherion Corporation.
     G. The Company and BONY entered into that certain Amendment No. 6 to Rights Agreement dated December 1, 2003, whereby the Rights Agreement was amended to establish periodic review by the TIDE Committee and to change the Purchase Price.
     H. The Company and BONY entered into that certain Amendment No. 7 to Rights Agreement dated September 9, 2009 (“Amendment No. 7”), whereby the Rights Agreement was amended to help preserve under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), the value of the net operating loss benefits and other deferred tax assets of the Company.

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     I. Pursuant to Section 27 of the Rights Agreement, the Company wishes to further amend the Rights Agreement as provided herein.
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:
(1)     Paragraph 23 of Amendment 7 is hereby amended and restated to read as follows:
The terms and provision of this Amendment 7 shall terminate and be of no further force and effect on the earliest of (i) the Expiration Date, (ii) September 9, 2012, (iii) the repeal of Section 382 of the Code if the Board of Directors of the Company determines that this Amendment 7 is no longer necessary to serve the Amendment 7 Purpose, (iv) the beginning of a taxable year of the Company to which the Board of Directors of the Company determines that no Tax Benefits may be carried forward and in which no net unrealized built-in loss may be recognized, or (v) September 1, 2010 if stockholder approval has not been obtained for Amendment 7, as amended by this Amendment 8, prior to such date; provided, however, that those terms and provision of this Amendment 7 that affect the rights, duties, obligations or immunities of the Rights Agent shall remain in full force and effect in the event Amendment 7 terminates before the Expiration Date or the Final Expiration Date pursuant to clause (ii), (iii), (iv), or (v) of this paragraph 23. In the event Amendment 7 terminates before the Expiration Date or September 9, 2012 pursuant to clause (iii), (iv), or (v) of this paragraph 23, the Rights Agreement shall remain in effect and revert to its form before the enactment of this Amendment 7 (other than those terms and provision of this Amendment 7 that affect the rights, duties, obligations or immunities of the Rights Agent, which shall remain in full force and effect after such a termination). The Company shall provide the Rights Agent with advance written notice of the termination of this Amendment 7.
(2)     The undersigned, as an appropriate officer of the Company, hereby (i) certifies pursuant to Section 27 of the Rights Agreement that this Amendment 8 is in compliance with the terms of Section 27 of the Rights Agreement and (ii) instructs the Rights Agent to execute and deliver this Amendment 8.
(3)     In all other respects, except as herein stated, the Rights Agreement, as previously amended, shall remain in full force and effect.
(4)     This Amendment 8 may be executed in counterparts, each of which shall constitute an original, and both of which shall together constitute but one and the same instrument. Capitalized terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement. The preamble and recitals hereto are hereby incorporated into this Amendment 8 and made a part hereof.
(The remainder of this page is intentionally left blank.)

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 8 to Rights Agreement to be duly executed, effective as of the date first above written.

SFN GROUP, INC.
By:	/s/ Roy G. Krause
	Name:	Roy G. Krause
	Title:	President & CEO

THE BANK OF NEW YORK MELLON, as Rights Agent
By:	/s/ Margaret B. Lloyd
	Name:	Margaret B. Lloyd
	Title:	Vice President

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